Exhibit 23.1

Consent of Independent Auditors
We consent to the incorporation by reference in the registration statements (No. 333-224149 and No. 333-232524) on Form S-3 and registration statements (No. 333-144572, No. 333-159059, No. 333-175223, No. 333-190014, No. 333-213629, No. 333-219421, No. 333-107500, No. 333-117678, No. 333-159057, No. 333-213630, No. 333-105198, No. 333-159056, No. 333-213631, No. 333-228069, No. 333-207565, No. 333-213632, and No. 333-213633) on Form S-8 of Danaher Corporation of our report dated February 27, 2020, with respect to the combined financial statements of GE BioPharma (a carve-out business of General Electric Company), which comprise the combined statements of financial position as of December 31, 2019 and 2018, and the related combined statements of income, comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the combined financial statements, which report appears in the Form 8-K of Danaher Corporation dated April 1st, 2020.
/s/ KPMG LLP
Milwaukee, Wisconsin
March 31, 2020